BY-LAWS FOR THE REGULATION
                     EXCEPT AS OTHERWISE PROVIDED BY STATUTE
                       OR ITS ARTICLES OF INCORPORATION OF
                                  PERSHING GOLD

                                  * * * * * * *

                                   ARTICLE I.
                                     Offices
                  Section 1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, being the offices of Nevada Agency and Trust Company. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in the State of Nevada.
                  Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.
                                   ARTICLE II.
                            Meetings of Shareholders
                  Section 1. MEETING PLACE. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or without the State of Nevada which may be designated either by the Board of Directors, pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

                  Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the fourth Wednesday of May each year, at the hour of 2:00 o'clock p.m. of said day, commencing with the year 1997, provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.
                  Written notice of each annual meeting signed by the President or a Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors shall designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him, if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten
(10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

                  Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President or by the Board of Directors, or by one or more shareholders holding not less than 10% of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.
                  Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.
                  When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

                  Section 5. ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the By-laws of the corporation.
                  Section 6. VOTING. At all annual and special meetings of stockholders entitled to vote thereat, every holder of stock issued to a bona fide purchaser of the same, represented by the holders thereof, either in person or by proxy in writing, shall have one (1) vote for each share of stock so held and represented at such meetings, unless the Articles of Incorporation of the corporation shall otherwise provide, in which event the voting rights, powers and privileges prescribed in the said Articles of Incorporation shall prevail. Voting for directors and, upon demand of any stockholder, upon any question at any meeting shall be by ballot.
                  Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  Section 8. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of this meeting.
                  Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.
                                  ARTICLE III.
                        Directors and Directors' Meetings
                  Section 1. POWERS. Subject to the limitations of the Articles of Incorporation or the By-laws, and the provisions of the Nevada Revised

Statutes as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to wit:
                           First - To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-laws, fix their compensation and require from them security for faithful service.
                           Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the By-laws, as they may deem best.
                           Third - To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Article I, Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Nevada, as provided in Article I, Section 2 hereof; to designate any place within or without the State of Nevada for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.
                           Fourth - To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.
                           Fifth - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.
                           Sixth - To appoint an e xecutive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal By-laws. The executive committee shall be composed of one or more Directors.

                  Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than one
 (1) .
                  Section 3. ELECTION AND TERM OF OFFICE. The Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders. All Directors shall hold office until their respective successors are elected.
                  Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.
                  A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail at any annual or special meeting of shareholders, at which any Director of Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.
                  The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or the shareholders, shall have the power to elect a successor to take office when the resignation is to become effective.
                  No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.
                  Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the state which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated, or at the principal office.
                  Section 6. ORGANIZATIONAL MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.
                  Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call on the fourth Wednesday of each month at the hour of 3:00 o'clock p.m. of said day; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.
                  Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President, or, if absent or unable or refuses to act, by any Vice President or by any two (2) Directors.
                  Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail, or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or other appropriate mail or facsimile facility, or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, faxing, telegraphing or delivery as above provided shall be due, legal and personal notice to such Director.
                  Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors, if the time and place be fixed at the meeting adjourned.
                  Section 10. ENTRY OF NOTICE. Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has bene duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the By-laws of the corporation.
                  Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written Waiver of Notice or a Consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
                  Section 12. QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

                  Section 13. ADJOURNMENT. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.
                  Section 14. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.
                                   ARTICLE IV
                                    Officers
                  Section 1. OFFICERS. The officers of the corporation shall be a President, a Vice-President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers, other than President and Chairman of the Board, need not be Directors. Any person may hold two (2) or more offices.

                  Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be qualified and elected.
                  Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.
                  Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board.
                  Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
                  Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.
                  Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

                  Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.
                  Section 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-laws.

                 Section 9. SECRETARY.  The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.
                  The Secretary shall keep or cause to be kept, at the principal office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
                  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.
                  Section 10. TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director.
                  The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.
                                   ARTICLE V.
                                  Miscellaneous
                  Section 1. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time, in the future, not exceeding fifteen (15) days preceding the date of any meeting of shareholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole, or any part of any such period.
                  Section 2. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account and minutes of proceedings of the shareholders and Directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for the purpose reasonably related to his interests as a shareholder, or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the President, Secretary or Assistant Secretary of the corporation.
                  Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

                  Section 4. ANNUAL REPORT. The Board of Directors of the corporation shall cause to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year an annual report.
                  Section  5.  CONTRACTS,  ETC.,  HOW  EXECUTED.  The  Board  of
Directors, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.
                  Section 6. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signature of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

                  Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the By-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.
                  Section 7. REPRESENTATIONS OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.
                  Section 8. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the By-laws, as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.
                                   ARTICLE VI.
                                   Amendments
                  Section 1. POWER OF SHAREHOLDERS. New By-laws may be adopted or these By-laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.
                  Section 2. POWER OF DIRECTORS. Subject to the right of the shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal By-laws, By-laws other than a By-law or amendment thereof changing the authorized number of Directors may be adopted, amended or repealed by the Board of Directors.
                  Section 3. ACTION BY DIRECTORS THROUGH CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of proceedings of the Board or committee.


                                    Secretary
                            Alexander H. Walker, Jr.


TERM PROMISSORY NOTE
--------------------


$100,000.00                                 February 1, 1998
-----------                                 ----------------

                  FOR VALUE RECEIVED, NextGen Systems, Inc., a Pennsylvania corporation (hereinafter referred to as "Maker"), promises to pay to the order of Margaret W. Long of Selbyville, Delaware, her heirs, executors, administrators, personal representatives, successors, and assigns (hereinafter referred to as the "Payee"), at 23 Pine Road, Selbyville, Delaware 19975, or at such other place as the Payee may designate by written notice to the Maker, the principal sum of One Hundred Thousand Dollars ($100,000.00), in lawful money of the United States of America, without defalcation, together with interest as herein provided from the date hereof on the unpaid principal balance of this Note, until the principal sum and all accrued and unpaid interest thereon, are fully paid, upon the following terms and conditions:

                  1. Term. The term of this Note shall be three (3) months.

                  2. Interest Calculation. Interest shall be calculated on a basis of a year containing three hundred and sixty (360) days and charged for the actual number of days elapsed.

                  3. Interest Rate. Interest on the principal sum due and payable under this Note shall be payable from the date hereof until the Note is paid in full at the per annum rate which equals the Prime rate published in the Wall Street Journal, adjusted monthly, plus two percent (2%)

                  4.  Interest  and  Principal   Payments.   The  entire  unpaid
principal balance, together with all accrued and unpaid interest thereon, shall become fully due and payable on May 3, 1998.

                  5. Extension of Term. The term of this Note may be extended for additional three (3) month periods, on the same terms and conditions, at the option of Payee.

                  6. Prepayments. This Note may be prepaid in full or in part, at any time and from time to time, without penalty or premium.

                  7. Events of Default.Each of the following events shall be an "Event of Default" under the terms of this Note:

                    (a) the nonpayment by Maker to Payee when due of any amount due and payable under the terms of this Note; and

                    (b) if without the further possibility of appeal or review:

                                    (i)  Maker is  adjudicated  as  bankrupt  or
insolvent;

                                    (ii) a  receiver  is  appointed  for  all or
substantially all of Maker's assets as a result of Maker's insolvency;

                                    (iii) a trustee is appointed for Maker after
a petition has been filed for Maker's reorganization under the Bankruptcy Act of the United States of America, or any future law of the United States of America having the same general purpose; or

                                    (iv) Maker shall make an assignment  for the
benefit of Maker's creditors.

                  8. Payee's Rights Upon Default. Upon the occurrence of an Event of Default, Payee shall give Maker written notice specifying: (a) the default; (b) the action required to cure such default; and (c) a date not less than ten (10) days from the date the notice is received by which the default must be cured. In the event an Event of Default is not cured as aforesaid, Payee shall have the right to declare the entire unpaid balance of principal and all accrued and unpaid interest under this Note immediately due and payable.

                  9. Binding Effect. This Note shall be the obligation of Maker and all sureties, guarantors and endorsers and shall inure to the benefit of and be enforceable by the Payee and her heirs, executors, administrators, personal representatives, successors, and assigns, and shall be binding upon them and their heirs, executors, administrators, personal representatives, successors and assigns.

                  10. Notices. All notices, claims, instructions, requests, demands, consents, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if and when mailed by first class United States mail, registered or certified, postage prepaid, return receipt requested, as follows:

                  If to the Maker:

                  NextGen Systems, Inc.
                  c/o David B. Hunter
                  900 East 8th Avenue
                  King of Prussia, PA  19406

                  With required copy to:

                  Patricia H. Basye, Esquire
                  Suite 700, 1220 North Market Street
                  P. O. Box 1355
                  Wilmington, DE  19899-1355

                  If to Payee:

                  Margaret W. Long
                  23 Pine Road
                  Selbyville, DE  19975

or to such other address as the person to whom notice is to be given may give notice in the manner set forth above.

                  11. No Waivers. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party hereto shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power or remedy.

                  12. Paragraph Headings. Paragraph headings in this Note are for convenience of reference only and shall neither constitute a part of this Note nor affect its interpretation.

                  13. References. All words used in this Note shall be construed to be of such number and gender as the context requires or permits.

                  14. Controlling Law. This Note has been executed in the Commonwealth of Pennsylvania and shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

                  15. Authorship. No questions of interpretation with regard to this Note shall be construed for or against any party based on the consideration of authorship.

                  16. Time of the Essence. Time is of the essence of this Note.

                  17. Invalidity of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity or unenforceability.

                  18. Entire Agreement. This Note contains all the terms, covenants and representations which are intended to be binding upon the parties. No representation, condition or understanding not expressed herein shall be binding upon the parties, unless subsequent to the date hereto and signed by both Maker and Payee.

                  IN WITNESS WHEREOF, Maker has caused this Note to be signed, sealed and delivered on the day and year first above written.


                                 NEXTGEN SYSTEMS, INC.:


                                 By
                                   ---------------------------------
                                          David B. Hunter, President

[Corporate Seal]

                                 Attest:
                                        -----------------------------
                                          Michael J. Kline, Secretary

NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT
-------------------------------------------


         THIS AGREEMENT is made this ____ day of _______________, 1998, by and between [Employee/Contractor] and CAPITA RESEARCH, GROUP, INC., a Nevada corporation (the "Corporation").

         WHEREAS, the Corporation owns certain proprietary software (the "CREW Software") and hardware used to measure the physiological response ("brain waves") of individuals to visual images such as videotaped advertisements and record the individual's brain waves (the "Technology").

         WHEREAS, the Corporation wishes to obtain [Employee/Contractor's] assistance in __________________________________________________________________
_____________________________________________________________.

         WHEREAS, the parties intend by this Agreement to make provisions for obtaining [Employee/Contractor's] expertise for the Corporation and to protect the Corporation's proprietary and confidential information, including the ownership of the Technology so that its design will remain confidential and not be disclosed by [Employee/Contractor].

         NOW, THEREFORE, in consideration of the premises and mutual promises, agreements and covenants contained herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       Term.  The initial term of this  Agreement  shall begin on the effective date of this Agreement and continue for a period of twelve (12) consecutive months thereafter, unless terminated sooner as provided in Paragraph 9 of this Agreement. ----

         2. Employee/Contractor's Duties. During the term of this Agreement [Employee/Contractor] agrees to:

                  (a)      provide to the Corporation his expertise in ________;

                  (b) not provide his expertise to any person or entity, other than the Corporation, for the purpose of brain wave measurement in the fields of media or entertainment; and

                  (c) to deliver to the Corporation, upon request of an officer of the Corporation, all proprietary information in his possession.

         3. The Corporation's Duties. During the term of this Agreement, the Corporation hereby agrees to pay [Employee/Contractor] the sum of One Dollar ($1.00) and otherwise compensate [Employee/Contractor] in such manner and at such times as the parties agree.

         4. Disclosure of Information. [Employee/Contractor] shall not during or after the term of this Agreement disclose any confidential or proprietary information concerning the Corporation to any person, firm, corporation, association or other entity (other than the Corporation, its officers and directors) for any reason or purpose whatsoever, nor shall [Employee/Contractor] make use of any such confidential or proprietary information for his own purpose or for the benefit of any person, firm, corporation or other entity except the Corporation. As used in this Agreement, the term "confidential or proprietary information" shall mean all information concerning the Corporation which is known to [Employee/Contractor] or the Corporation or to employees, former employees, consultants or others in a confidential relationship with the Corporation, and relates to matters such as the Technology, research and development activities, trade secrets, books and records, customer lists, vendor lists, suppliers, distribution channels, pricing information, and private processes, as they may exist from time to time, which [Employee/Contractor] may acquire or obtain in connection with this Agreement. All materials, documents and other items concerning the Corporation received or used by [Employee/Contractor] in the course of the performance of his duties hereunder shall be the sole property of the Corporation and [Employee/Contractor] shall return all such materials to the Corporation upon the earlier of termination of this Agreement or demand by an officer of the Corporation.

         5. Non-Competition. [Employee/Contractor] hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and that through this Agreement with the Corporation, [Employee/Contractor] will acquire confidential or proprietary information concerning the Corporation and, accordingly, agrees that, in consideration of the premises contained herein, and to induce the Corporation to enter into this Agreement, [Employee/Contractor] will not, from and after the dat hereof, and for a period of two (2) years following the termination of this Agreement for any reason whatsoever, (i) directly or indirectly engage in any Competitive Business as hereinafter defined, whether such engagement shall be as an employer, officer, director, owner, employee, partner or other participant in any Competitive Business, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i); or (iii) induce other employees or independent contractors of the Corporation to terminate their relationship with the Corporation or to engage in any Competitive Business. As used in this Section, the term "Competitive Business" shall mean any business which directly or indirectly competes with the business presently conducted by the Corporation on the date hereof, or as shall be conducted by the Corporation at any time during the period in which [Employee/Contractor] is performing his duties under this Agreement.

         6.       Reasonableness of Restrictions:
                  -------------------------------

                  (a) Reasonableness: [Employee/Contractor] has carefully read and considered the provisions of Sections 4 and 5 of this Agreement, and, having done so, agrees that the restrictions set forth in such Sections are fair and reasonable and are reasonably required in order to protect, maintain and preserve the value and goodwill of the Corporation as well as the proprietary and other legitimate business interests of the Corporation and that any violations of them would cause substantial and irreparable harm to the Corporation. The Corporation acknowledges and agrees that the provisions of Sections 4 and 5 of this Agreement are a material reason for its entering into this Agreement.

                  (b) Enforcement: In the event that, notwithstanding the foregoing, any of the provisions of Sections 4 and 5 of this Agreement shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provisions of Sections 4 and 5 of this Agreement relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

         7. Remedies for Breach of Covenant of Non-Disclosure. In the event of a breach or threatened breach of any of the covenants in Section 4 or Section 5 of this Agreement, the Corporation shall have the right to seek monetary damages for any past breach and equitable relief, including specific performance by means of an injunction (without posting of a bond) against [Employee/Contractor] or against [Employee/Contractor's] partners, agents, representatives, servants, employers, employees, and/or any and all persons acting directly or indirectly by or with him to prevent or restrain any further breach, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy. Nothing herein contained shall be construed as prohibiting the injured party from pursuing any other remedies available for such breach or threatened breach of this Agreement.

         8. Representations and Warranties. [Employee/Contractor] represents and warrants that (i) he is not a party to any agreement outside of this Agreement that would adversely affect his ability to perform his duties hereunder, (ii) he is not a party to any confidentiality and/or covenant-not-to-compete agreement outside this Agreement that would adversely affect his ability to perform his duties hereunder, and (iii) this Agreement constitutes the legal, valid, and binding obligation of [Employee/Contractor] with regard to his obligations hereunder, enforceable against [Employee/Contractor] in accordance with its terms.

         9.  Termination   of  Agreement.   This   Agreement   shall   terminate
immediately on the occurrence of any one or more of the following events of default: (a) the breach by either party of any of the provisions of this Agreement, provided the non-defaulting party gives the defaulting party written notice of the breach and the defaulting party fails to cure such breach within ten (10) days after receiving such written notice; (b) if any proceeding is instituted by or against either party under any bankruptcy, insolvency or moratorium law (other than a voluntary reorganization instituted by the bankrupt party under Chapter 11 of the United States Bankruptcy Code); (c) any assignment by either party of substantially all of its assets for the benefit of creditors;
(d) placement of either party's assets in the hands of a trustee or receiver, unless the receivership or trust is dissolved within thirty (30) days thereafter, or (e) upon fifteen (15) day's written notice to the other party.

         10. Survival.   Notwithstanding  anything  in  this  Agreement  to  the
contrary, the provisions of Paragraphs 4, 5 and 7 of this Agreement shall survive any termination or expiration of this Agreement for any reason.


         11. No Joint Venture. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between [Employee/Contractor] and the Corporation.

         12. Separability. The provisions of this Agreement are separate and divisible, and if any court of competent jurisdiction shall determine that any provision hereof is void or unenforceable, the remaining provisions shall be construed and shall be valid as if the void or unenforceable provision or provisions were not included in this Agreement.


         13. Applicable Law. This Agreement is a Pennsylvania contract and shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.


         14. No Waiver. Except as otherwise expressly provided in this Agreement, no failure to exercise, delay in exercising, or single or partial exercise of any right, power, or remedy by any party hereto shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power, or remedy.


         15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. No party shall have the right to assign any of its rights, or delegate any of its duties or obligations, under this Agreement, without the prior written consent of all of the other parties.


         16. Headings. The paragraph and subparagraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning, enforcement or interpretation of this Agreement.


         17. Notice. Any notice, claim, refusal demand, instruction, process or communication required or permitted hereunder (hereinafter referred to as "notice") shall be given, and shall be deemed to have been properly given and served, if mailed by first class United States mail, certified, return receipt requested, postage prepaid, addressed as follows:


                  If to [Employee/Contractor]:

                  ----------------------------
                  ----------------------------
                  ----------------------------

                  If to Corporation:

                  Capita Research Group, Inc.
                  c/o David B. Hunter
                  900 East 8th Avenue, Suite 300
                  King of Prussia, PA 19406

                  With a required copy to:

                  Patricia H. Basye, Esquire
                  Gordon, Fournaris & Mammarella, P.A.
                  1220 N. Market Street, Suite 700
                  P. O. Box 1355
                  Wilmington, DE  19899-1355

or such other address as shall be furnished by any party for notices to it by notice given to the others in the manner set forth above.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year indicated below, intending to be legally bound.

                               Capita Research Group, Inc.


                               By
                                 ---------------------------------
                                        David B. Hunter, President
[Corporate Seal]

Dated:                         Attest:
      ---------                       ----------------------------
                                       Michael J. Kline, Secretary


-----------------------------------------------------------
Witness                               [Employee/Contractor]


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